Exhibit 5.1

November 3, 2022

Enerflex Ltd.

904 – 1331 Macleod Trail S.E.

Calgary, Alberta

T2G 0K3

Ladies and Gentlemen:

We are acting as Canadian counsel to Enerflex Ltd. (“Enerflex”), a company existing under the Canada Business Corporations Act (“CBCA”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder. The Registration Statement relates to the registration of the common shares of Enerflex (the “Shares”) issuable pursuant to Enerflex’s Amended and Restated 2013 Stock Option Plan (“Option Plan”). This opinion is being delivered in connection with the Registration Statement, in which this opinion appears as an exhibit.

For purposes of providing this opinion, we have made such investigations and examined originals or copies certified or otherwise identified to our satisfaction of such documents, records and other documents as we have considered necessary or relevant for the purposes of this opinion, including:

a)	the Option Plan attached as Exhibit 99.1 of the Registration Statement;

b)	the restated articles of incorporation of Enerflex attached as Exhibit 4.1 of the Registration Statement and the by-laws of Enerflex attached as Exhibits 4.2 through 4.4 of the Registration Statement;

c)	the Registration Statement; and

d)

such other proceedings, certificates, documents, instruments and records as we have deemed necessary to enable us to render this opinion, subject to the assumptions, limitations and qualifications stated herein.

For purposes of this opinion, we have assumed with respect to all documents examined by us, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed, photostatic or electronically retrieved copies, the legal capacity of all individuals who have executed any of such documents, and the completeness, truth and accuracy of all facts set forth in the certificate supplied by an officer of Enerflex. As to any facts material to the opinion expressed herein which were not independently established or verified, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of Enerflex.

Based and relying upon and subject to the foregoing and the further qualifications, assumptions and limitations set forth herein, we are of the opinion that the Shares, when duly authorized to be issued by the Board of Directors of Enerflex, or a committee thereof, and issued and paid for (with the consideration received by Enerflex being not less than the exercise price thereof) in accordance with the provisions of the Plan and the applicable agreements thereunder, will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is expressed only with respect to the laws of the Province of Alberta and the laws of Canada applicable therein in effect on the date of this opinion. We have no responsibility or obligation to: (a) update this opinion; (b) take into account or inform the addressees or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinion we express; or (c) advise the addressees or any other person of any other change in any matter addressed in this opinion.

This opinion is rendered solely in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to Enerflex, the Registration Statement, or the Shares. This opinion may not be used or relied upon by you for any other purpose.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Yours very truly,

/s/ Norton Rose Fulbright Canada LLP

NORTON ROSE FULBRIGHT CANADA LLP

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